[GREENTREE LETTERHEAD]

October 8, 2002

Pierre Elliott
Diamond Powersports, Inc.
10145 Northwest 46th Street
Sunrise, Florida 33351

Re: Addendum No. 1 to Agreement for Non-IPO services

Dear Mr. Elliott:

In accordance with our January 15, 2001 agreement for services, 400,000 common shares were issued to our firm for services contained in that document. This addendum shall clarify the terms of the agreement that of the 400,000 shares issued, 100,000 shall be under voluntary lock-up until such time as the Company is reporting with the Securities and Exchange Commission and 100,000 shall be under voluntary lock-up until December 31, 2003.

Sincerely,


____________________
R. Chris Cottone, CPA


Reviewed and Agreed:


____________________
Pierre Elliott, President

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